Exhibit 99.1

Investors Title Company Announces Record Fourth Quarter and Fiscal Year 2017 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--February 7, 2018--Investors Title Company (NASDAQ: ITIC) today announced its results for the fourth quarter and year ended December 31, 2017.

For the year, net income attributable to the Company increased 31.7% to an all-time record high of $25.7 million, or $13.56 per diluted share, versus $19.5 million, or $10.19 per diluted share, for the prior year. For the quarter, net income attributable to the Company increased 90.6% to an all-time record high of $9.6 million, or $5.08 per diluted share, versus $5.1 million, or $2.67 per diluted share, for the prior year period.

Revenues for the year increased 16.7% to a record $161.6 million, compared with $138.5 million in the prior year. The majority of the revenue increase is attributable to higher premiums. Even though refinance activity dropped from the prior year, net premiums written increased 14.9% to $138.6 million as a result of higher levels of home sales in our core markets, a continuation of the multi-year trend of increases in the underlying values of real estate, and business from newly-signed agents. Other income sources, including revenue from ancillary services coincident with providing title insurance as well as premiums written for other title companies, increased 40.9% to $17.6 million.

Operating expenses increased 19.0% to $131.4 million, compared with $110.4 million in the prior year. Expenses which fluctuate directly with revenues, including agent commissions and claims expense, were up commensurate with the increases in associated revenues. Although claims expense for the year was low by historical standards, it increased over the prior year due to lower levels of favorable loss development. In addition to normal inflationary increases, the primary factor contributing to the increase in other categories of operating expenses is the inclusion of expenses for a title insurance agency acquired in the fourth quarter of 2016.

The quarter was shaped predominantly by the same factors that affected the year, with the exception of claims expense, which was slightly more favorable in the current quarter. Revenues increased 4.6% to a fourth quarter record, while operating expenses increased 9.1%.

On December 22, 2017, the Tax Cuts and Jobs Act was enacted into law, reducing the federal corporate income tax rate from 35% to 21%, effective January 1, 2018. Accordingly, the Company’s deferred tax assets and liabilities were revalued at the new tax rate, and the impact was recognized in the provision for income taxes in the fourth quarter. The revaluation resulted in a benefit to the year and the quarter of approximately $5.3 million, or $2.82 per diluted share.

Chairman J. Allen Fine commented, “We are pleased to report the third consecutive year with record levels of revenues, reflecting a growing national economy, a strong real estate market, and the success of our long-term business model, which is centered on building mutually successful relationships with like-minded business partners. In addition to consistently strong revenue growth, 2017 marks a new Company record for net income, and the third consecutive year of net income growth.

“Aided by macroeconomic factors such as historically low foreclosure rates, the Company continues to be successful in maintaining a relatively low level of claims through a combination of a proactive approach to risk management and investments in education programs designed to improve the Company’s risk profile as well as that of our business partners.

“As we head into 2018, we are optimistic about the prospects for another strong year of real estate activity, and remain focused on expanding our presence in the marketplace.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding the Company’s expected performance for this year, future home price fluctuations, changes in home purchase or refinance activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, positive development in housing affordability, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; changes in the economy; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries
Consolidated Statements of Income
For the Three and Twelve Months Ended December 31, 2017 and 2016
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Net premiums written	$35,180,588	$33,211,179	$138,588,877	$120,569,151
Investment income – interest and dividends	1,146,813	1,205,490	4,444,447	4,684,489
Net realized gain on investments	50,783	194,108	1,040,901	768,436
Other	4,200,736	4,190,199	17,575,071	12,470,338
Total Revenues	40,578,920	38,800,976	161,649,296	138,492,414

Operating Expenses:
Commissions to agents	18,073,248	17,696,942	68,643,220	63,643,321
Provision for claims	596,363	646,935	3,311,080	242,953
Salaries, employee benefits and payroll taxes	9,547,530	8,426,127	39,012,354	31,372,099
Office occupancy and operations	2,520,743	1,739,198	8,966,623	6,265,908
Business development	1,177,702	816,519	3,164,730	2,511,699
Filing fees, franchise and local taxes	283,176	218,494	1,198,013	907,225
Premium and retaliatory taxes	732,444	642,964	2,672,034	2,202,595
Professional and contract labor fees	450,307	516,151	1,825,598	2,115,754
Other	640,655	469,869	2,585,074	1,099,408
Total Operating Expenses	34,022,168	31,173,199	131,378,726	110,360,962

Income before Income Taxes	6,556,752	7,627,777	30,270,570	28,131,452

(Benefit) Provision for Income Taxes	(3,077,000)	2,576,000	4,570,000	8,616,000

Net Income	9,633,752	5,051,777	25,700,570	19,515,452

Net (Gain) Loss Attributable to Noncontrolling Interests	(4,954)	982	5,932	7,666

Net Income Attributable to the Company	$9,628,798	$5,052,759	$25,706,502	$19,523,118

Basic Earnings per Common Share	$5.11	$2.68	$13.63	$10.23

Weighted Average Shares Outstanding – Basic	1,885,992	1,884,283	1,886,354	1,907,675

Diluted Earnings per Common Share	$5.08	$2.67	$13.56	$10.19

Weighted Average Shares Outstanding – Diluted	1,895,390	1,893,252	1,895,871	1,915,057

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2017 and 2016
(Unaudited)

	December 31, 2017	December 31, 2016
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$103,341,083	$101,934,077
Equity securities, available-for-sale, at fair value	47,366,826	41,179,259
Short-term investments	23,779,672	6,558,840
Other investments	12,032,426	11,181,531
Total investments	186,520,007	160,853,707

Cash and cash equivalents	20,214,468	27,928,472
Premium and fees receivable	10,159,519	8,654,161
Accrued interest and dividends	1,099,879	1,035,152
Prepaid expenses and other assets	9,003,683	9,456,523
Property, net	10,172,904	8,753,466
Goodwill and other intangible assets, net	11,357,290	12,256,641
Current income taxes receivable	385,109	—
Total Assets	$248,912,859	$228,938,122

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$34,801,000	$35,305,000
Accounts payable and accrued liabilities	27,565,660	26,146,480
Current income taxes payable	—	1,232,432
Deferred income taxes, net	8,625,759	11,118,256
Total liabilities	70,992,419	73,802,168

Stockholders’ Equity:
Common stock – no par value (10,000,000 authorized shares; 1,885,993 and 1,884,283 shares issued and outstanding as of December 31, 2017 and 2016, respectively, excluding in each period 291,676 shares of common stock held by the Company's subsidiary)	1	1
Retained earnings	161,890,660	143,283,621
Accumulated other comprehensive income	15,944,826	11,761,447
Total stockholders’ equity attributable to the Company	177,835,487	155,045,069
Noncontrolling interests	84,953	90,885
Total stockholders’ equity	177,920,440	155,135,954
Total Liabilities and Stockholders’ Equity	$248,912,859	$228,938,122

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
For the Three and Twelve Months Ended December 31, 2017 and 2016
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017	%	2016	%	2017	%	2016	%
Branch	$9,457,862	26.9	$9,179,050	27.6	$40,244,394	29.0	$33,482,154	27.8

Agency	25,722,726	73.1	24,032,129	72.4	98,344,483	71.0	87,086,997	72.2

Total	$35,180,588	100.0	$33,211,179	100.0	$138,588,877	100.0	$120,569,151	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200